Piper Jaffray Inc.
                              Second Century Growth
                    Deferred          Compensation Plan PIPER JAFFRAY INC.
                         SECOND CENTURY GROWTH DEFERRED
                                COMPENSATION PLAN

                                TABLE OF CONTENTS
                                                               Page
SECTION 1  INTRODUCTION                                         1
     1.1.  Establishment                                        1
     1.2.  Purpose.                                             1
     1.3.  Definitions                                          1
          1.3.1.  Account                                       1
          1.3.2.  Beneficiary                                   1
          1.3.3.  Code                                          1
          1.3.4.  ECM Investment Committee                      1
          1.3.5.  ECM Operating Committee                       1
          1.3.6.  ERISA                                         1
          1.3.7.  Executive Compensation Committee              1
          1.3.8.  Liquidity Event                               2
          1.3.9.  Management Committee                          2
          1.3.10.  Measuring Investment                         2
          1.3.11.  Participant                                  2
          1.3.12.  Plan                                         2
          1.3.13.  Plan Statement                               2
          1.3.14.  Plan Year                                    2
     1.4.  Rules of Interpretation                              2
SECTION 2  PARTICIPATION                                        3
     2.1.  Eligibility and Selection                            3
     2.2. Notification                                          3
     2.3.  Enrollment                                           3

SECTION 3  ACCOUNTS                                             3
     3.1.  Accounts                                             3
     3.2.  Credits to Accounts                                  4
          3.2.1.  Bonus Credit                                  4
          3.2.2.  Interest Credit                               4
          3.2.3.  Investment Credit                             4
     3.3.  Measuring Investments                                4
     3.4.  Charges to Accounts                                  4
          3.4.1.  Investment Charge                             4
          3.4.2.  Benefit Payment Charge                        5
          3.4.3.  Debt Set-Off Charge                           5

SECTION 4  BENEFITS                                             5
     4.1.  Benefits Payable to a Participant                    5
     4.2.  Three-Year Waiting Period                            5
     4.3.  Forfeiture of Benefits upon Competition              5
     4.4.  Forfeiture of Benefits upon Gross Misconduct         6
     4.5. No Reallocation of Forfeited Amounts                  6
     4.6. Benefits Payable to a Beneficiary.                    6
          4.6.1.  Death Before Full Payment                     6
          4.6.2.  Beneficiary Designation                       6
          4.6.3.  Failure of Designation                        7
          4.6.4.  Definitions                                   7
          4.6.5.  Special Rules                                 7

SECTION 5  ADMINISTRATION                                       8
     5.1.  Administration                                       8
     5.2.  ECM Investment Committee                             8
          5.2.1.  Appointment                                   8
          5.2.2.  Organization                                  8
          5.2.3.  Authority                                     8
          5.2.4.  Exercise of Authority                         8
          5.2.5.  Limitation on Individual's Authority          8
     5.3. ECM Operating Committee                               9
          5.3.1.  Appointment                                   9
          5.3.2.  Organization                                  9
          5.3.3.  Authority                                     9
          5.3.4.  Exercise of Authority                         9
          5.3.5.  Limitation on Individual's Authority          9
     5.4.  Binding Effect                                       9

SECTION 6  AMENDMENT AND TERMINATION
     6.1.  Amendment                                            10
     6.2.  Termination                                          10

SECTION 7  GENERAL PROVISIONS
     7.1.  Contractual Right to Benefits                        10
     7.2.  Effect on Qualified Plans                            10
     7.3.  Benefits Not Transferable                            10
     7.4.  Withholding Taxes                                    10
     7.5.  Effect on Employment Rights and Other Benefit
          Programs                                              11
     7.6.  Binding Effect of Agreement                          11


                               PIPER JAFFRAY INC.
                              SECOND CENTURY GROWTH
                           DEFERRED COMPENSATION PLAN



                           SECTION 1

                         INTRODUCTION

1.1. Establishment. Piper Jaffray Inc., a Delaware corporation, has adopted this Plan by written action of its Board of Directors dated September 26, 1996.


1.2. Purpose. The purpose of the Plan is to help motivate and retain the employees who are key contributors to the success of the Equity Capital Markets business of Piper Jaffray Inc. by providing them with deferred bonus payments measured by the performance of certain investments related to the focus of that business.


1.3. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:


     1.3.1. Account -- the separate recordkeeping account (unfunded and unsecured) maintained foreach Participant in connection with his/her participation in the Plan for a specific Plan Year.

     1.3.2.  Beneficiary -- a person designated by a Participant
(or automatically by operation of this Plan Statement) to receive a benefit equal to part or all of the balance of the Participant's Accounts in the event of the Participant's death prior to full payment thereof.

     1.3.3. Code -- the Internal Revenue Code of 1986, as the same may be amended from time to time.

     1.3.4. ECM Investment Committee -- the committee  established under Section
5.2 of the Plan Statement to make various investment decisions under the Plan, as such committee may be constituted from time to time.

     1.3.5. ECM Operating  Committee -- the committee  established under Section
5.3 of the Plan Statement to make various administrative decisions under the Plan, as such committee may be constituted from time to time.

     1.3.6. ERISA -- the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     1.3.7. Executive Compensation Committee -- the "Executive Compensation Committee" of Piper Jaffray Companies Inc., as such committee may be constituted from time to time.

     1.3.8. Liquidity Event -- any occurrence with respect to a Measuring Investment that would provide its investors with liquidity, such as a cash distribution, an initial public offering, a merger or other transaction in which investors receive cash or securities.

     1.3.9. Management Committee -- the "Management Committee" of Piper Jaffray Companies Inc., as such committee may be constituted from time to time.

     1.3.10. Measuring Investment -- an investment related to the focus of the Equity Capital Markets business of Piper Jaffray Inc. that is designated by the ECM Investment Committee as a device for measuring the value of all Participants' Accounts maintained for a specific Plan Year.

     1.3.11.  Participant -- an employee of Piper Jaffray Inc.
who becomes a Participant in the Plan for a specific Plan Year under the rules of Section 2 of the Plan Statement.

     1.3.12. Plan -- the unfunded deferred compensation plan established and maintained by Piper Jaffray Inc. under this Plan Statement for the benefit of the employees who are key contributors to the success of its Equity Capital Markets business. (As used herein, "Plan" refers to the legal entity maintained by Piper Jaffray Inc. and not to the document pursuant to which the Plan is maintained. That document is referred to herein as the "Plan Statement.") The name of the Plan is "Piper Jaffray Inc. Second Century Growth Deferred Compensation Plan."

     1.3.13. Plan Statement -- this document entitled Piper Jaffray Inc. Second Century Growth Deferred Compensation Plan, as adopted by written action of the Board of Directors of Piper Jaffray Inc. dated September 26, 1996, as the same may be amended from time to time.

     1.3.14. Plan Year -- the twelve consecutive month period that begins each October 1 and ends the following September 30. The first Plan Year begins October 1, 1995, and ends September 30, 1996.

1.4. Rules of Interpretation. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of ERISA section 301(a)(3). The administration of the Plan and the interpretation of the Plan Statement shall be consistent with that intent. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words hereof, herein or hereunder or other similar compounds of the word here shall mean and refer to the entire Plan Statement and not to any particular paragraph or section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute shall be considered also to mean and refer to the applicable regulations for that statute; and any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This Plan Statement has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota (without regard to its conflict of law principles).

                           SECTION 2
                         PARTICIPATION

2.1. Eligibility and Selection. At the end of each Plan Year, the Participants for that year shall be selected and their deferred bonus awards shall be determined as follows:

     (a) The Executive Compensation Committee, in its sole discretion, shall select the Management Committee members eligible to participate in the Plan for that year and shall determine the deferred bonus award for each such member. To be eligible for selection, a Management Committee member must be a key contributor to the success of the Equity Capital Markets business of Piper Jaffray Inc. by directly managing or actively developing that business.

     (b) The ECM Operating Committee, in its sole discretion, shall select the Equity Capital Markets employees eligible to participate in the Plan for that year and shall determine the deferred bonus award for each such employee. To be eligible for selection, an Equity Capital Markets employee must be (i) a key contributor to the success of the Equity Capital Markets business of Piper Jaffray Inc., (ii) a highly compensated employee within the meaning of Code section 414(q), and (iii) a management or highly compensated employee within the meaning of ERISA section 301(a)(3).

2.2. Notification. Piper Jaffray Inc. shall provide each individual so selected with (i) written notification of his/her selection and deferred bonus award, (ii) the required enrollment forms, and (iii) either a copy of the Plan Statement or written notification that such a copy is available upon request.

2.3. Enrollment. Participation in the Plan is voluntary for each individual so selected, but Piper Jaffray Inc. shall not provide a cash bonus or other remuneration in lieu of such participation. To become a Participant, the individual must enroll by signing and returning a participation agreement as prescribed by Piper Jaffray Inc.

                           SECTION 3

                           ACCOUNTS

3.1. Accounts. Piper Jaffray Inc. shall establish and maintain a separate Account for each Participant for each Plan Year that he/she enrolls as a Participant. The Account shall be for recordkeeping purposes only and shall not represent a trust fund or other segregation of assets for the benefit of the Participant.

3.2. Credits to Accounts. The Account so established and maintained for each Participant shall be credited from time to time as provided in this Section 3.2.

3.2.1. Bonus Credit. As of the last day of the Plan Year for which the Participant enrolls, the Account shall be credited with the amount of his/her deferred bonus award for that year, as determined under Section 2.1 of the Plan Statement.

3.2.2. Interest Credit. Commencing as of the first day of the Plan Year immediately following the Plan Year for which the Participant enrolls, any portion of the Account balance that is not allocated to Measuring Investments under Section 3.3 below shall be credited with interest at the rate applicable from time to time to investors in the Piper Institutional Money Market Fund.

3.2.3. Investment Credit. Commencing as of the first day of the Plan Year immediately following the Plan Year for which the Participant enrolls, any portion of the Account balance that is allocated to Measuring Investments under
Section 3.3 below shall be credited with its share of the income and gains of such Measuring Investments under such procedures as the ECM Investment Committee, in its sole discretion, shall determine from time to time.

3.3. Measuring Investments. The ECM Investment Committee, in its sole discretion, shall designate certain investments related to the focus of the Equity Capital Markets business of Piper Jaffray Inc. to be the Measuring Investments for determining the value of all Participants' Accounts maintained for a specific Plan Year. For this purpose, it shall be deemed that the Account balances of all the Participants for that year are combined and that such portion of the combined amount as the ECM Investment Committee, in its sole discretion, shall determine is placed in each such designated investment on the same terms and conditions as would be available to Piper Jaffray Inc. as an investor. Each Participant shall be deemed to have a pro rata share (based on the ratio of his/her Account balance for that year to the Account balances of all Participants for that year) in each such designated investment. The Measuring Investments are solely a device for computing the amount of benefits to be paid to Participants under the Plan, and Participants have no claim or right to any actual investments.

3.4. Charges to Accounts. The Account so established and maintained for each Participant shall be charged from time to time as provided in this Section 3.4.

3.4.1. Investment Charge. Commencing as of the first day of the Plan Year immediately following the Plan Year for which the Participant enrolls, any portion of the Account balance that is allocated to Measuring Investments under
Section 3.3 above shall be charged with its share of the losses and expenses of such Measuring Investments under such procedures as the ECM Investment Committee, in its sole discretion, shall determine from time to time.

3.4.2. Benefit Payment Charge. As of the date any benefit payment is made to the Participant or to his/her Beneficiary under the Plan, the Account shall be charged with the amount of such benefit payment.
3.4.3. Debt Set-Off Charge. As the date any debt is set off against the Account under Section 7.3 of the Plan Statement, the Account shall be charged with the amount of such debt.

                           SECTION 4
                           BENEFITS

4.1. Benefits Payable to a Participant. As soon as administratively feasible after a Liquidity Event for a particular Measuring Investment, Piper Jaffray Inc. shall pay each Participant whose Account is deemed to be invested in that Measuring Investment a benefit equal to the portion of his/her Account that is deemed liquid as a result of such Liquidity Event, as the ECM Operating Committee, in its sole discretion, shall determine. The benefit payment shall be made in the form of cash or securities of the type received by investors in the Measuring Investment or in a combination of cash and such securities, as the ECM Operating Committee, in its sole discretion, shall determine.

4.2. Three-Year Waiting Period. Notwithstanding any other provision of this Plan Statement, no benefit payment shall be made to any Participant until the end of the third (3rd) Plan Year following the Plan Year for which his/her Account is established. If a Liquidity Event occurs during this three-year period, the ECM Investment Committee, in its sole discretion, shall direct that the liquid proceeds from such Measuring Investment be treated in any one or a combination of the following ways for purposes of Section 3 of the Plan Statement:

     (a) Credited with interest pursuant to Section 3.2.2 for payment at the end of the three-year period;

     (b) Reinvested in another Measuring Investment pursuant to Section 3.3 for payment upon a subsequent Liquidity Event for that other investment; or

     (c) Held in the form of securities of the type received by investors in the Measuring Investment for payment at the end of the three-year period, with any cash dividend or other cash distributions with respect to such securities being credited with interest pursuant to
          Section 3.2.2 for payment at the end of the threeyear period.

4.3. Forfeiture of Benefits upon Competition. If a Participant's employment with Piper Jaffray Inc. shall be terminated (whether voluntarily or involuntarily), and at any time thereafter such Participant shall become Involved (as defined below) with a Competitor (as defined below), then such Participant shall immediately forfeit forever all rights to benefits with respect to all Accounts then maintained for such Participant. Notwithstanding the foregoing sentence, however, the Participant shall not forfeit any benefits if the ECM Operating Committee, in its sole discretion, determines that his/her employment was terminated by Piper Jaffray Inc. due to a business decision to discontinue operations in a particular geographic location or in a particular market niche.

For purposes of this Section 4.3.:

     (a) The term "Involved" shall mean any participation with or involvement in as an employee, partner, shareholder (except as a 5% or less shareholder of a public corporation), creditor, director, officer, principal, agent, consultant, or in any other relationship or capacity; and

     (b) The term "Competitor" shall mean any person, partnership, corporation or other entity engaged in any business which competes with the Equity Capital Markets business of Piper Jaffray Inc. in sales, trading, corporate finance or research;

in each case as determined by the ECM Operating Committee, in its sole discretion.

4.4. Forfeiture of Benefits upon Gross Misconduct. If a Participant commits any act of Gross Misconduct (as defined below) then such Participant shall immediately forfeit forever all rights to benefits with respect to all Accounts then maintained for such Participant. During the resolution of a charge of Gross Misconduct, the Accounts shall be maintained for such Participant, but no benefit payments shall be made with respect to such Accounts.

For purposes of this Section 4.4, the term "Gross Misconduct" shall mean any one or more of the following:

     (a) Impropriety or misbehavior of a type resulting in termination of employment under the policies and practices of Piper Jaffray Inc.; or

     (b) Conviction of or pleading guilty or nolo contendere to any felony;

in each case as determined by the ECM Operating Committee, in its sole discretion.

4.5. No Reallocation of Forfeited Amounts. Any Account balance forfeited under Sections 4.3 and 4.4 above shall revert to Piper Jaffray Inc. and shall not be reallocated among the remaining Participants.

4.6. Benefits Payable to a Beneficiary.

4.6.1. Death Before Full Payment. If the Participant has an unpaid balance in any one or more Accounts at his/her death, Piper Jaffray Inc. shall pay the Beneficiary of the deceased Participant a benefit equal to the remaining value of those Accounts at the same time and in the same amount and form as payment would otherwise have been made to the Participant if he/she were living.

4.6.2. Beneficiary Designation. Each Participant may designate, upon forms to be furnished by and filed with Piper Jaffray Inc., one or more primary Beneficiaries or contingent Beneficiaries to receive all or a specified part of his/her unpaid Account balances in the event of his/her death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless executed by the Participant and received by Piper Jaffray Inc. during the Participant's lifetime. Each such designation, change or revocation shall apply to all the Accounts maintained for the Participant under the Plan.

      4.6.3.  Failure of Designation.  If a Participant:

     (a)  Fails to designate a Beneficiary,

     (b) Designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or

     (c) Designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant's unpaid Account balances, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the representative of the Participant's estate.

4.6.4. Definitions. When used herein and, unless the Participant has otherwise specified in his/her Beneficiary designation, when used in a Beneficiary designation, "issue" means all persons who are lineal descendants of the person whose issue are referred to, including adopted descendants and their descendants but not including illegitimate descendants and their descendants; "child" means an issue of the first generation; "per stirpes" means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and "survive" and "surviving" mean living after the death of the Participant.

     4.6.5. Special Rules. Unless the Participant has otherwise specified in his/her Beneficiary designation, the following rules shall apply:

     (a) If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

     (b) The Beneficiaries designated by the Participant shall become fixed at the time of the Participants death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate.

    (c) If the Participant designates as a Beneficiary the person who is the Participant's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by Piper Jaffray Inc. after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participantss lifetime.)

     (d) Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists then or at the Participants death.

     (e) Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

The  ECM  Operating   Committee   shall  be  the  sole  judge  of  the  content,
interpretation and validity of a purported Beneficiary designation.

                           SECTION 5
                        ADMINISTRATION
5.1. Administration. Except for the matters specifically assigned to the Executive Compensation Committee or the Management Committee by this Plan Statement, the Plan shall be administered by Piper Jaffray Inc. in accordance with the determinations of the ECM Investment Committee and the ECM Operating Committee.

5.2.  ECM Investment Committee.
5.2.1. Appointment. The Director of Equity Capital Markets shall determine the size of the ECM Investment Committee from time to time and shall appoint the members. Each member of the ECM Investment Committee shall hold office at the pleasure of the Director of Equity Capital Markets and any vacancies in its membership shall be filled from time to time, as they occur, by appointment by the Director of Equity Capital Markets.

5.2.2. Organization. The ECM Investment Committee shall hold meetings upon such notice, at such times and at such places as it may determine, and may consult and transact business by telephone or by written action in lieu of a formal meeting. Any action taken or approval given by a majority of the members of the ECM Investment Committee shall be considered the action or approval of the ECM Investment Committee.

5.2.3. Authority. The ECM Investment Committee shall have the authority to make such uniform rules as may be necessary to carry out the investment responsibilities assigned to it under the Plan Statement. The ECM Investment
Committee shall determine any questions arising in the interpretation and application of the Plan that are related to its investment responsibilities.

5.2.4. Exercise of Authority. The ECM Investment Committee may exercise its authority in its full discretion, subject only to the limits expressly imposed on it under the Plan Statement.

5.2.5. Limitation on Individual's Authority. If any member of the ECM Investment Committee is also an employee of Piper Jaffray Inc. or a Participant, he/she shall have no authority as such member with respect to any matter specially affecting his/her individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other members of the ECM Investment Committee to the exclusion of such Participant or Beneficiary, and such Participant or Beneficiary shall act only in his/her individual capacity in connection with any such matter.

5.3. ECM Operating Committee.

5.3.1. Appointment. The Director of Equity Capital Markets shall determine the size of the ECM Operating Committee from time to time and shall appoint the members. Each member of the ECM Operating Committee shall hold office at the pleasure of the Director of Equity Capital Markets and any vacancies in its membership shall be filled from time to time, as they occur, by appointment by the Director of Equity Capital Markets.

5.3.2. Organization. The ECM Operating Committee shall hold meetings upon such notice, at such times and at such places as it may determine, and may consult and transact business by telephone or by written action in lieu of a formal meeting. Any action taken or approval given by a majority of the members of the ECM Operating Committee shall be considered the action or approval of the ECM Operating Committee.

5.3.3. Authority. The ECM Operating Committee shall have the authority to make such uniform rules as may be necessary to carry out its administrative responsibilities under the Plan Statement. The ECM Operating Committee shall determine any questions arising in the administration, interpretation, and application of the Plan, subject to the investment authority of the ECM Investment Committee.

5.3.4. Exercise of Authority. The ECM Operating Committee may exercise its authority in its full discretion, subject only to the limits expressly imposed on it under the Plan Statement.

5.3.5. Limitation on Individual's Authority. If any member of the ECM Operating Committee is also an employee of Piper Jaffray Inc. or a Participant, he/she shall have no authority as such member with respect to any matter specially affecting his/her individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other members of the ECM Operating Committee to the exclusion of such Participant or Beneficiary, and such Participant or Beneficiary shall act only in his/her individual capacity in connection with any such matter.

5.4. Binding Effect. The determinations of the ECM Operating Committee and the ECM Investment Committee in any matter within their authority shall be binding and conclusive upon Piper Jaffray Inc. and all persons having any right or benefit under the Plan.

                           SECTION 6

                   AMENDMENT AND TERMINATION

6.1. Amendment. Piper Jaffray Inc. reserves the power to amend this Plan Statement either prospectively or retroactively or both in any respect, by action of its Board of Directors, provided that, no amendment shall be effective to reduce or divest benefits payable with respect to any Account of any Participant without his/her consent.

6.2. Termination. Piper Jaffray Inc. reserves the right to terminate the Plan at any time by action of its Board of Directors; provided that, the termination of the Plan shall not reduce or divest benefits payable with respect to any Account of any Participant or negate the Participant's or Beneficiary's rights with respect to such benefits.

                           SECTION 7

                      GENERAL PROVISIONS

7.1. Contractual Right to Benefits. The Plan creates in each Participant a contractual right to the benefits to which he/she becomes entitled. This contractual right is unsecured, and the Participant and his/her Beneficiaries are general, unsecured creditors and may look only to the general assets of Piper Jaffray Inc. to satisfy this contractual right.

7.2. Effect on Qualified Plans. A Participant's Recognized Compensation under the Piper Jaffray Companies ESOP shall not include any credits to his/her Accounts under this Plan or any benefit payments made under this Plan. A Participant's Recognized Compensation under the Piper Jaffray Companies 401(k) Plan shall not include any credits to his/her Accounts under this Plan, but it shall include (subject to the terms of that plan) any benefit payments made under this Plan while the Participant is in Recognized Employment under that plan.

7.3. Benefits Not Transferable. Neither a Participant nor any Beneficiary shall have any transmissible interest in the payments due hereunder or any right to anticipate, alienate, dispose of, pledge or encumber the same prior to their actual receipt, nor shall any Account or any benefit payment be subject to attachment, garnishment, execution following judgment or other legal process instituted by creditors of the Participant or Beneficiary; provided that, the balance of each Account and all benefit payments hereunder shall at all times be subject to setoff, as directed by the ECM Operating Committee, for debts owed by the Participant or Beneficiary to Piper Jaffray Inc. and/or any other entity controlling, controlled by, or under common control with Piper Jaffray Inc.

7.4. Withholding Taxes. Piper Jaffray Inc. may withhold from any benefit payment made under the Plan (and transmit to the proper taxing authority) such amount as it may be required to withhold under any federal, state or other law.

7.5. Effect on Employment Rights and Other Benefit Programs. The Plan shall not give any Participant any right to be retained in the employment of Piper Jaffray Inc. The Plan shall not replace any contract of employment, whether oral or written, between Piper Jaffray Inc. and the Participant. The Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which the Participant may be or become eligible to participate by reason of employment with Piper Jaffray Inc. No payments made under this Plan shall have any effect on payments to be made under any other employee benefit plan or program maintained by Piper Jaffray Inc., except as provided in Section 7.2 above with respect to the Piper Jaffray Companies 401(k) Plan.

7.6. Binding Effect of Agreement. The Plan shall be binding upon and inure to the benefit of the successors and assigns of Piper Jaffray Inc., and the Beneficiaries, personal representatives and heirs of the Participant.

      IN WITNESS WHEREOF, Piper Jaffray Inc. has caused this Plan Statement to be executed by its duly authorized officers as of the 26th day of September, 1996.

                              PIPER JAFFRAY INC.
                              By __/s/ Andrew Duff
                              Its President

                              And
                              /s/ Bruce Huber
                              Its Managing Director